Exhibit 99.1

Editorial Contact:	Investor Contact:
Andrew McCarthy	Marshall L. Mohr
Adaptec, Inc.	Adaptec, Inc.
(408) 957-6085	(408) 957-6773
andrew_mccarthy@adaptec.com	marshall_mohr@adaptec.com

ADAPTEC REPORTS FIRST QUARTER RESULTS

•                  Q1 Revenues:  $107.3 million

•                  Q1 Earnings per Share:  $0.33 GAAP; $0.03 Pro Forma

•                  Q1 Operating Cash Flow:  $38.2 million

MILPITAS, Calif., July 28, 2003 – Adaptec, Inc. (NASDAQ:ADPT), a global leader in storage solutions, today reported its first quarter results for the period ended June 30, 2003.

Net revenues for the first quarter of fiscal 2004 were $107.3 million, compared with $107.8 million for the first quarter of fiscal 2003 and $105.6 million for the fourth quarter of fiscal 2003.

Net income for the first quarter of fiscal 2004, on a generally accepted accounting principles (GAAP) basis, was $40.8 million or $0.33 per share, compared with $2.6 million or $0.02 per share for the first quarter of fiscal 2003 and a net loss of $3.7 million or $0.03 per share for the fourth quarter of fiscal 2003.  Fiscal 2004 first quarter results include the results from Eurologic Systems, acquired April 2, 2003, and a one-time, after-tax gain of $49.3 million from the May 2003 settlement with the former president of Distributed Processing Technology Corp., a company Adaptec acquired in 1999.

Pro forma net income for the first quarter of fiscal 2004 was $3.6 million or $0.03 per share, compared with $8.4 million or $0.08 per share for the first quarter of fiscal 2003 and $5.4 million or $0.05 per share for the fourth quarter of fiscal 2003.  Reconciliation between net income on a GAAP basis and pro forma net income is provided in the attached tables.

These reported results are consistent with the expected results that the company announced on July 2, 2003.

“Worldwide market conditions remain challenging,” said Robert N. Stephens, Adaptec president and chief executive officer.  “However, we are excited about Adaptec’s growth opportunities in four key areas: Serial ATA, Serial Attached SCSI, iSCSI and external storage. These new technologies and products are designed to meet growing demand for cost-effective, easy-to-manage enterprise and mid-market storage solutions.”

Financial Highlights

•                  Operating cash flows for the first quarter were $38.2 million, compared with $17.7 million for the first quarter of fiscal 2003 and $23.6 million for the fourth quarter of fiscal 2003.

•                  Cash, cash equivalents and investments as of June 30, 2003, were $663.6 million, compared to $742.3 million at March 31, 2003, and $774.7 million at June 30, 2002.

•                  Adaptec redeemed the remaining $82.4 million of its 4 ¾% convertible notes with a maturity date of February 1, 2004.

•                  Adaptec settled its claims against the former president of DPT.  This settlement contributed $31.0 million to operating cash flows and resulted in a one-time, after-tax gain of $49.3 million.

•                  Adaptec completed the acquisitions of Eurologic Systems and ICP vortex Computersysteme GmbH on April 2 and June 5, respectively.  Eurologic contributed $13.2 million of revenue in the first quarter.  ICP vortex revenues included in the first quarter were not significant.  The Eurologic acquisition also resulted in a write-off of in-process technology of $3.6 million in the first quarter.

•                  Days sales outstanding (DSO) in accounts receivable as of June 30, 2003 were 48.7 days, compared to 44.6 days as of March 31, 2003, and 43.9 days as of June 30, 2002.

•                  Inventory turns were 9.1 in the first quarter of fiscal 2004, compared to 8.9 in the fourth quarter of fiscal 2003, and 6.6 in the first quarter of fiscal 2003.

Business Highlights

•                  Adaptec completed the acquisition of Eurologic, a leading provider of external and networked storage solutions.  The acquisition builds on Adaptec’s leadership in direct-attached server storage by allowing the company to provide complete, end-to-end block- and file-based networked storage solutions.

•                  Adaptec completed the acquisition of ICP vortex, a leading provider of data-protection products for customers across Europe.  Based in Germany, ICP vortex further extends Adaptec’s strength in delivering end-to-end storage infrastructure – from core data protection technology to turnkey networked storage solutions – to our customers worldwide.

•                  Adaptec introduced a Serial ATA RAID controller featuring Adaptec’s enterprise-class data protection capabilities, which is designed to maximize performance and data availability for high-end workstations and entry-level servers using Serial ATA disk drives.

•                  Adaptec, HP and Seagate debuted the Serial Attached SCSI interface working with both Serial Attached SCSI and Serial ATA disk drives.

•                  Adaptec announced an initiative with leading hard disk drive manufacturers Fujitsu, Hitachi, Maxtor and Seagate to deliver the industry’s first Serial Attached SCSI solutions and drive market adoption through co-marketing.

•                  Adaptec’s IP storage networking solution won Network Computing’s prestigious Editor’s Choice award.

•                  Adaptec debuted its TCP/IP offload network interface card working with Microsoft’s new TCP/IP Offload Architecture.

•                  Adaptec announced that its IP Storage ASIC technology has been integrated into the FCIP (Fibre Channel over IP) Port Adapter for the Cisco 7200 and Cisco 7400 Series routers.

•                  Adaptec delivered its first ASIC-based IP storage networking solutions built on the company’s groundbreaking iSCSI (Internet SCSI) technology.

•                  Adaptec announced its new VideOh! DVD Media Center, a comprehensive solution that enables consumers to convert their existing home PC into a media center.

•                  Adaptec introduced DuoConnect for Notebooks which combines FireWire/1394-USB 2.0 in a single card and lets consumers link multiple consumer-electronic devices to laptops simultaneously using one connection.

Conference Call

Adaptec’s fiscal 2004 first-quarter earnings conference call is scheduled for 1:45 p.m. PDT on July 28, 2003.  The dial-in number for the conference call is (212) 346-6401.  Individuals may also participate free via Web cast by visiting www.adaptec.com 15 minutes prior to the call.  A telephone replay will be made accessible through August 4, 2003, at 800-633-8284, access code 21096604.  A Web cast replay will also be available via Adaptec’s Web site for one year.

About Adaptec

Adaptec Inc. (NASDAQ: ADPT) provides end-to-end storage solutions that reliably move, manage and protect critical data and digital content.  Adaptec provides software and hardware solutions for storage connectivity and data protection, storage networking and networked storage subsystems to leading OEM and distribution channel partners.  Adaptec solutions are in use by enterprises, ISPs, medium and small businesses and consumers worldwide.  Adaptec is an S&P Small Cap 600 Index member. More information is available at www.adaptec.com.

Safe Harbor Statement

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended.  Forward-looking statements include statements regarding future events or the future performance of Adaptec including, but not limited to, statements regarding anticipated costs savings and financial performance, growth of our product portfolio, customer acceptance of our products, improved customer relationships, establishing new partnerships, stability in the market for our products, continued success with product design and performance levels, timely introduction of new technologies, successful business acquisitions and the successful integration of Eurologic Systems.  These forward-looking statements are based on current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements.  These risks include:  difficulty in forecasting the volume and timing of customer orders, reduced demand in the server, network storage and desktop computer markets, our target markets’ failure to accept, or delay in accepting, network storage and other advanced storage solutions, decline in consumer acceptance of products based on the SCSI standard, the markets’ failure to accept our new products, including our Ultra 320 line of products, the adverse effects of the intense competition we face in our business, and the continued effects of the current economic slowdown in the technology sector.  For a more complete discussion of risks related to our business, reference is made to the section titled “Risk Factors” included in our Form 10-K for the year ended March 31, 2003, on file with the Securities and Exchange Commission.  Adaptec assumes no obligation to update this information.

Adaptec, Inc.
GAAP Condensed Consolidated Statements of Operations and
Reconciliation of GAAP to Pro forma Operating Results (*)
(unaudited)

	Three-Month Period Ended
	June 30, 2003				June 30, 2002
	GAAP	Adjustments		Pro forma	GAAP	Adjustments		Pro forma
	(in thousands, except per share amounts)

Net revenues	$107,293	$—		$107,293	$107,846	$—		$107,846
Cost of revenues	61,431	—		61,431	47,284	—		47,284
Gross profit	45,862	—		45,862	60,562	—		60,562
Operating expenses:
Research and development	25,957	(1,226	)(a)	24,731	31,216	(2,786	)(a)	28,430
Selling, marketing and administrative	20,353	(144	)(a)	20,209	24,410	(1,089	)(a)	23,321
Amortization of acquisition-related intangible assets	4,824	(4,824	)(b)	—	3,744	(3,744	)(b)	—
Write-off of acquired in-process technology	3,649	(3,649	)(c)	—	—	—		—
Restructuring charges	348	(348)		—	—	—		—
Total operating expenses	55,131	(10,191)		44,940	59,370	(7,619)		51,751
Income (loss) from operations	(9,269)	10,191		922	1,192	7,619		8,811
Interest and other income	56,059	(48,790	)(d)	7,269	9,192	(1,100	)(e)	8,092
Interest expense	(3,198)	—		(3,198)	(5,174)	—		(5,174)
Income from operations before provision for income taxes	43,592	(38,599)		4,993	5,210	6,519		11,729
Provision for income taxes	2,790	(1,392	)(f)	1,398	2,656	628	(f)	3,284
Net income	$40,802	$(37,207)		$3,595	$2,554	$5,891		$8,445

Net income per share:
Basic	$0.38			$0.03	$0.02			$0.08
Diluted	$0.33			$0.03	$0.02			$0.08
Shares used in computing basic net income per share:
Basic	107,956			107,956	105,979			105,979
Diluted	127,901	(17,975	)(g)	109,926	108,175			108,175

(a)                                  Deferred compensation expense associated with the Platys acquisition.

(b)                                 Amortization of acquisition-related intangible assets related to the acquisitions of DPT, Platys, Eurologic and ICP vortex.

(c)                                  Write-off of acquired in-process technology associated with the Eurologic acquisition.

(d)                                 Gain of $49.3 million related to the settlement with the former president of DPT, loss of $0.8 million on redemption of $82.4 million of 4 ¾ % Convertible Subordinated Notes, and gain distributions of $0.3 million on investments.

(e)                                  Gain on early extinguishment of $47.4 million of 4 ¾ % Convertible Subordinated Notes.

(f)                                    Incremental income taxes associated with certain pro forma adjustments.

(g)                                 Anti-dilutive effect of 3% and 4 ¾ % Convertible Subordinated Notes.

(h)                                 Restructuring charges of $7.2 million and write-off of a minority investment of $1.0 million.

(*) To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), we use pro forma measures of operating results, net income/(loss) and earnings per share, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses.  These pro forma measures are provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future.  Specifically, we believe the pro forma results provide useful information to both management and investors by excluding certain expenses, gains and losses that we believe are not indicative of our core operating results.  In addition, since we have historically reported pro forma results to the investment community, we believe the inclusion of pro forma numbers provides consistency in our financial reporting. Further, these pro forma results are one of the primary indicators management uses for planning and forecasting of future periods. The pro forma information is presented using consistent methodology from quarter-to-quarter and year-to-year. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.

Adaptec, Inc.

Summary Balance Sheet and Cash Flow Data

(unaudited)

Balance Sheet Data	As of
	June 30, 2003	March 31, 2003	June 30, 2002
Cash, cash equivalents and marketable securities	$663,610	$742,302	$774,745
Accounts receivable, net	59,376	50,137	53,194
Inventories	30,757	23,496	27,216
Goodwill and other intangible assets	117,333	101,249	115,553
Other assets	179,602	185,795	201,976
Total assets	$1,050,678	$1,102,979	$1,172,684

Current liabilities	$149,090	$247,606	$159,540
Convertible subordinated notes and other long-term obligations	256,102	252,596	408,329
Stockholders’ equity	645,486	602,777	604,815
Total liabilities and stockholders’ equity	$1,050,678	$1,102,979	$1,172,684

Cash Flow Data	Three-Month Period Ended
	June 30, 2003	March 31, 2003	June 30, 2002
Net income (loss)	$40,802	$(3,705)	$2,554
Adjustments to reconcile net income (loss) to net cash provided by operations:
Non-cash P&L items:
Write-off of minority investment	—	1,000	—
Non-cash restructuring charges	—	2,091	—
Write-off of acquired in-process technology	3,649	—	—
Stock-based compensation related to Platys	1,271	2,257	2,825
Loss (gain) on extinguishment of debt	790	—	(1,100)
Non-cash portion of DPT settlement gain	(18,256)	—	—
Depreciation and amortization	12,665	11,519	11,204
Deferred income taxes	(2,435)	2,998	1,991
Other items	89	1,802	(175)
Changes in assets and liabilities	(408)	5,596	389
Net cash provided by operating activities	$38,167	$23,558	$17,688

Other significant cash flow activities:
Payments for business acquisitions, net of cash acquired	29,945	—	—
Repurchase of 4 ¾% convertible notes	83,010	—	45,939

Adaptec, Inc.

GAAP Condensed Consolidated Statements of Operations and
Reconciliation of GAAP to Pro forma Operating Results (*)
(unaudited)

	Three-Month Period Ended March 31, 2003
	GAAP	Adjustments		Pro forma
	(in thousands, except per share amounts)

Net revenues	$105,594	$—		$105,594
Cost of revenues	55,286	—		55,286
Gross profit	50,308	—		50,308
Operating expenses:
Research and development	28,508	(2,185	)(a)	26,323
Selling, marketing and administrative	20,378	(775	)(a)	19,603
Amortization of acquisition-related intangible assets	3,742	(3,742	)(b)	—
Restructuring and other charges	8,150	(8,150	)(h)	—
Total operating expenses	60,778	(14,852)		45,926
Income (loss) from operations	(10,470)	14,852		4,382
Interest and other income	6,734	—		6,734
Interest expense	(3,584)	—		(3,584)
Income (loss) from operations before provision for (benefit from) income taxes	(7,320)	14,852		7,532
Provision for (benefit from) income taxes	(3,615)	5,724	(f)	2,109
Net income (loss)	$(3,705)	$9,128		$5,423

Net income (loss) per share:
Basic	$(0.03)			$0.05
Diluted	$(0.03)			$0.05
Shares used in computing basic net income (loss) per share:
Basic	107,498			107,498
Diluted	107,498			109,315

Please see the footnotes accompanying the Condensed Consolidated Statement of Operations for the three-month periods ended June 30, 2003 and 2002 for an explanation of the footnotes referred to in the table above.